Exhibit 99.1

For more information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS SECOND QUARTER EARNINGS

-	DILUTED QUARTERLY EARNINGS PER SHARE OF $.50 INCREASED 11% OVER THE SECOND QUARTER 2006.
-	IN THE SECOND QUARTER OF 2007, THE RETURN ON AVERAGE EQUITY, TANGIBLE*, WAS 16.9%.
-	ROBUST COMMERCIAL AND CONSTRUCTION LOAN GROWTH CONTINUED IN SECOND QUARTER 2007.

Lake Oswego, OR – July 17, 2007 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $8.1 million or $.50 per diluted share for the second quarter of 2007, compared to second quarter 2006 earnings of $6.9 million or $.45 per diluted share. Year to date earnings per diluted share growth and return on average equity, tangible, were 11% and 17%, respectively.

	Three months ended June 30,
(Dollars in millions, except per share data)	2007	2006	% Change
Diluted Earnings Per Share	$0.50	$0.45	11%
Return On Average Equity	15.5%	16.8%
Return On Average Equity, Tangible*	16.9%	17.0%
Total Period End Loans	$2,141	$1,802	19%
Total Period End Deposits	$2,045	$1,851	10%

*Return on Average Equity, Tangible is a non-GAAP measure that we define and calculate as net income excluding intangible asset amortization, net of tax, divided by average equity less average intangible assets. See financial tables for details.

“The second quarter 2007 operating results were very strong despite a difficult operating environment due to the continued effect of the flat interest rate yield curve and the higher provisioning for loan losses in the quarter,” said President & CEO Robert D. Sznewajs. “However, continued strong growth in both net interest income and non-interest income combined with modest growth in total non-interest expenses contributed favorably to the Company’s performance for both the quarter and the year to date 2007.”

WEST COAST BANCORP REPORTS SECOND QUARTER 2007 EARNINGS

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Financial Results:

In the second quarter of 2007, total net interest income increased $4.2 million or 17% year over year largely due to the 19% loan growth from June 31, 2006. The continued rising costs of interest-bearing deposits and borrowings caused the second quarter net interest spread and net interest margin to compress 27 and 16 basis points, respectively, from the second quarter in 2006. Nonetheless, the second quarter 2007 net interest margin of 4.90% met our projections as stronger than anticipated construction loan balances and fees helped offset the higher than expected interest bearing liability costs.

Total non-interest revenue rose $1.6 million or 23% year over year second quarter. Similar to recent quarterly trends, we experienced broad-based fee income growth. Successful product introductions helped produce double-digit revenue growth in all major fee income categories compared to the second quarter of 2006. Deposit service charges and payment systems-related revenues grew 18% in the second quarter reflecting a higher base of transaction deposit accounts and improved penetration of related products. Due to a strong equity market, as well as growth in the number of client relationships and investment product sales, trust and investment services revenue grew 17% from the same quarter of 2006. Additionally, second quarter 2007 gains on sales of loans revenue jumped 40% or $.3 million from the second quarter of 2006, due to strong SBA production in the most recent quarter compared to the same period a year ago.

Compared to second quarter 2006, total non-interest expense increased a relatively modest $.9 million or 5%. The slower growth was partly explained by planned lower second quarter marketing expenses, which declined $.7 million from the same quarter last year. Higher personnel expense in the most recent quarter compared to second quarter 2006 was primarily attributed to additional relationship managers and branch personnel. The second quarter 15% increase in equipment expense from second quarter of 2006 reflects investments in technology to support our products and

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delivery capabilities, including those in the payment systems area. Occupancy expense increased 30% from the same quarter in 2006, with the majority of the growth caused by rent and depreciation on new or relocated branch locations. The 47% increase in year over year second quarter payment system expense was largely due to significantly higher transaction volumes across our payment systems product offerings.

The $3.5 million 2007 second quarter provision for loan losses represents a substantial increase from $.5 million in the same quarter in 2006. The higher provision was primarily a result of a combination of strong loan growth in second quarter 2007 and net charge-offs increasing to $1.5 million or an annualized 0.28% of average loans from net charge-offs of $.2 million or 0.03% in the same period in 2006. Further deterioration in a commercial credit relationship for which we charged off $1.2 million in the first quarter of 2007 resulted in an additional charge-off of $1.2 million in the second quarter. The remaining balance for this relationship is approximately $.5 million. Non-performing assets increased from $1.8 million or .08% of total assets on June 30, 2006, to $6.1 million on June 30, 2007. Non-performing assets remain at a relatively low level of .24% of total assets.

In light of strong risk-weighted asset growth, the Company did not repurchase any of its shares during the second quarter of 2007. As of June 30, 2007, approximately 242,000 shares remained available for repurchase under the Company’s share repurchase program.

Other:

The Company will hold a Webcast conference call Wednesday, July 18 , at 8:30 a.m. Pacific Time, during which the Company will discuss results for second quarter 2007, review its strategic progress, and provide management’s current expectations for 2007.

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations

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and the “2nd Quarter 2007 Earnings Conference Call” tab. The conference call may also be accessed by dialing 877.604.2072, ID # 3365891 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.6 billion in assets, and 61 offices in Oregon and Washington. The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2006, including under the heading "Forward Looking Statement Disclosure" and in Item 1A. Risk Factors.

WEST COAST BANCORP REPORTS SECOND QUARTER 2007 EARNINGS

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	West Coast Bancorp Consolidated Income Statements
	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2007	2006	2007	2007	2006
Net interest income
Interest and fees on loans	$42,637	$32,208	$39,911	$82,548	$61,307
Interest on investment securities	3,397	3,261	3,742	7,139	6,437
Other interest income	114	130	119	233	204
Total interest income	46,148	35,599	43,772	89,920	67,948
Interest expense on deposit accounts	13,524	8,425	12,988	26,511	15,581
Interest on borrowings and subordinated debentures	3,900	2,625	2,900	6,800	4,630
Total interest expense	17,424	11,050	15,888	33,311	20,211
Net interest income	28,724	24,549	27,884	56,609	47,737

Provision for loan losses	3,500	500	2,800	6,300	908
Non-interest income
Service charges on deposit accounts	3,136	2,830	2,885	6,021	5,365
Payment systems related revenue	2,012	1,525	1,678	3,690	2,884
Trust and investment services revenues	1,649	1,408	1,492	3,141	2,675
Gains on sales of loans	967	692	1,304	2,271	1,393
Other	845	635	674	1,519	1,284
Gains (losses) on sales of securities	96	—	—	96	(479)
Total non-interest income	8,705	7,090	8,033	16,738	13,122
Non-interest expense
Salaries and employee benefits	12,544	11,907	12,513	25,057	23,014
Equipment	1,574	1,367	1,525	3,100	2,609
Occupancy	2,158	1,660	2,049	4,207	3,273
Payment systems related expense	825	560	665	1,490	1,088
Professional fees	545	609	421	966	1,157
Postage, printing and office supplies	969	881	875	1,845	1,643
Marketing	870	1,585	1,123	1,994	2,605
Communications	354	293	434	787	610
Other non-interest expense	1,661	1,709	1,432	3,093	3,149
Total non-interest expense	21,500	20,571	21,037	42,539	39,148
Income before income taxes	12,429	10,568	12,080	24,508	20,803
Provision for income taxes	4,294	3,624	4,216	8,509	7,111
Net income	$8,135	$6,944	$7,864	$15,999	$13,692

Basic earnings per share	$0.52	$0.47	$0.51	$1.03	$0.93
Diluted earnings per share	$0.50	$0.45	$0.49	$0.99	$0.89

Weighted average common shares	15,567	14,737	15,482	15,525	14,660
Weighted average diluted shares	16,143	15,395	16,127	16,136	15,340

Tax equivalent net interest income	$29,121	$24,926	$28,283	$57,404	$48,487

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	West Coast Bancorp Consolidated Balance Sheets
	June 30,	June 30,	March 31,
(Dollars and shares in thousands, unaudited)	2007	2006	2007
Assets:
Cash and cash equivalents	$82,414	$106,810	$89,578
Investments	267,614	300,679	288,005
Total loans	2,140,942	1,801,794	2,020,788
Allowance for loan losses	(26,496)	(21,883)	(24,464)
Loans, net	2,114,446	1,779,911	1,996,324
Goodwill and other intangibles	14,730	15,334	14,881
Other assets	105,195	92,676	97,176
Total assets	$2,584,399	$2,295,410	$2,485,964

Liabilities and Stockholders’ Equity:
Demand	$482,698	$488,328	$471,767
Savings and interest-bearing demand	347,028	340,735	369,350
Money market	668,373	543,848	640,530
Certificates of deposits	547,054	477,826	547,719
Total deposits	2,045,153	1,850,737	2,029,366
Borrowings and subordinated debentures	296,727	242,619	211,500
Other liabilities	28,656	17,773	37,037
Total liabilities	2,370,536	2,111,129	2,277,903
Stockholders’ equity	213,863	184,281	208,061
Total liabilities and stockholders’ equity	$2,584,399	$2,295,410	$2,485,964

Common shares outstanding period end	15,748	15,470	15,630
Book value per common share	$13.58	$11.91	$13.31
Tangible book value per common share	$12.65	$10.92	$12.36

	West Coast Bancorp Period End Loan Portfolio By Category
	June 30,	June 30,	Change		March 31,
(Dollars in thousands, unaudited)	2007	2006	Amount	%	2007
Commercial loans	$515,590	$437,397	$78,193	18%	$482,730
Real estate construction loans	503,414	271,160	232,254	86%	440,391
Real estate mortgage loans	294,447	274,245	20,202	7%	282,827
Real estate commercial loans	803,155	790,590	12,565	2%	788,964
Installment and other consumer loans	24,336	28,402	(4,066)	-14%	25,876
Total loans	$2,140,942	$1,801,794	$339,148	19%	$2,020,788

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	West Coast Bancorp Return on average equity tangible reconciliation*
(Dollars in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Net income	$8,135	$6,944	$15,999	$13,692
Less: intangible asset amortization, net of tax	98	32	196	86
Net income, tangible	$8,233	$6,976	$16,195	$13,778

Average shareholders’ equity	$210,349	$165,671	$206,889	$162,491
Less: average intangibles	(14,803)	(1,404)	(14,878)	(774)
Average shareholders’ equity, tangible	$195,546	$164,267	$192,011	$161,717
(1) Federal income tax provision applied at 35%.

Return on average equity	15.5%	16.8%	15.6%	17.0%
Return on average equity, tangible	16.9%	17.0%	17.0%	17.2%

*Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company’s performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry. Ratios have been annualized where appropriate.

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	West Coast Bancorp
	Financial Information
(Dollars in thousands except for per share data, unaudited)	Second Quarter	Second Quarter	First Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2007	2006	2007	2007	2006
PERFORMANCE RATIOS
- Return on average assets	1.29%	1.33%	1.31%	1.30%	1.35%
- Return on average common equity	15.51%	16.81%	15.68%	15.59%	16.99%
- Return on average tangible equity	16.89%	17.03%	17.13%	17.01%	17.18%
- Non-interest income to average assets	1.38%	1.36%	1.33%	1.36%	1.29%
- Non-interest expense to average assets	3.41%	3.94%	3.49%	3.45%	3.86%
- Efficiency ratio, tax equivalent	57.0%	64.3%	57.9%	57.5%	63.1%

NET INTEREST MARGIN
- Yield on interest-earning assets	7.84%	7.30%	7.79%	7.81%	7.17%
- Rate on interest-bearing liabilities	3.84%	3.03%	3.68%	3.76%	2.86%
- Net interest spread	4.00%	4.27%	4.11%	4.05%	4.31%
- Net interest margin	4.90%	5.06%	4.99%	4.94%	5.06%

AVERAGE ASSETS
- Investment securities	$285,156	$284,659	$312,780	$298,891	$288,011

- Commercial loans	$502,749	$404,119	$467,578	$485,261	$391,642
- Real estate construction loans	474,660	256,444	399,119	437,098	241,070
- Real estate mortgage loans	289,812	264,288	282,628	286,240	254,745
- Real estate commercial loans	790,372	725,756	799,576	794,948	715,560
- Installment and other consumer loans	25,967	27,909	25,772	25,871	27,633
- Total loans	$2,083,560	$1,678,516	$1,974,673	$2,029,418	$1,630,650

- Total interest earning assets	$2,381,652	$1,977,717	$2,300,764	$2,341,431	$1,930,875
- Other assets	144,857	114,692	142,069	143,472	113,562
- Total assets	$2,526,509	$2,092,409	$2,442,833	$2,484,903	$2,044,437

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$470,622	$446,421	$463,226	$466,945	$438,783
- Savings and Interest bearing demand	348,086	340,183	349,050	348,566	336,847
- Money market	659,817	511,841	642,858	651,384	502,817
- Certificates of deposits	538,713	402,239	538,304	538,510	393,673
- Total deposits	$2,017,238	$1,700,684	$1,993,438	$2,005,405	$1,672,120

- Borrowings and subordinated debentures	$274,093	$207,988	$220,534	$247,461	$191,643

- Total interest bearing liabilities	$1,820,709	$1,462,251	$1,750,746	$1,785,921	$1,424,980
- Other liabilities	495,451	464,487	488,696	492,093	456,966
- Total liabilities	$2,316,160	$1,926,738	$2,239,442	$2,278,014	$1,881,946
- Average common equity	210,349	165,671	203,391	206,889	162,491
- Total average liabilities and common equity	$2,526,509	$2,092,409	$2,442,833	$2,484,903	$2,044,437

AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders’ equity to average assets	8.33%	7.92%	8.33%	8.33%	7.95%
- Average int. earning assets to int. bearing liabilities	130.8%	135.3%	131.4%	131.1%	135.5%
- Average loans to average assets	82.5%	80.2%	80.8%	81.7%	79.8%
- Interest bearing deposits to assets	61.2%	59.9%	62.6%	61.9%	60.3%

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	West Coast Bancorp
	Allowance For Loan Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2007	2006	2007
Allowance for loan losses, beginning of period	$24,464	$20,642	$23,017
Provision for loan losses	3,500	500	2,800

Charge-offs	1,567	312	1,520
Recoveries	99	166	167
Net charge-offs	1,468	146	1,353

Allowance for loan losses, from acquisition	—	887	—

Total allowance for loan losses	$26,496	$21,883	$24,464

Net loan charge-offs to average loans (annualized)	0.28%	0.03%	0.28%

	Year to date	Year to date
	June 30,	June 30,
(Dollars in thousands, unaudited)	2007	2006
Allowance for loan losses, beginning of period	$23,017	$20,469
Provision for loan losses	6,300	908

Charge-offs	3,087	817
Recoveries	266	436
Net Charge-offs	2,821	381

Allowance for loan losses, from acquisition	—	887

Total allowance for loan losses	$26,496	$21,883

Net loan charge-offs to average loans	0.28%	0.05%

	West Coast Bancorp Non-performing Assets
	June 30,	June 30,	March 31,
(Dollars in thousands, unaudited)	2007	2006	2007
Non-accruing loans	$6,116	$1,835	$3,800
90 day delinquencies	—	—	—
Total non-performing loans	6,116	1,835	3,800

Other real estate owned	—	—	—
Total non-performing assets	$6,116	$1,835	$3,800

Allowance for loan losses to total loans	1.24%	1.21%	1.21%
Non-performing loans to total loans	0.29%	0.10%	0.19%
Allowance for loan losses to non-performing loans	433%	1193%	644%
Non-performing assets to total assets	0.24%	0.08%	0.15%
Allowance for loan losses to non-performing assets	433%	1193%	644%